UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2020

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35726	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Boston Wharf Road, 7th Floor, Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

(617) 551-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RDUS	The NASDAQ Global Market

Item 1.01	Entry into a Material Definitive Agreement.

On December 30, 2020, Radius Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and a wholly-owned subsidiary of the issuer, entered into an Asset Purchase Agreement (together with the ancillary agreements and documents attached thereto, the “APA”) with Fresh Cut Development, LLC, a Delaware limited liability company (“Fresh Cut”), and Benuvia Therapeutics Inc., a Delaware corporation (together with Fresh Cut, the “Sellers”). The transaction contemplated by the APA (the “Transaction”) closed on December 30, 2020.

Under the terms of the Transaction, the Company purchased from Sellers and their affiliates certain assets related to formulations of cannabidiol (“CBD”) related to the oral administration of a solution of CBD for therapeutic use in humans or animals (the “Purchased Assets”). The APA also provides for the Company to assume certain liabilities relating to the Purchased Assets. The purchase price was $12.5 million. The Company also agreed under the APA to make certain milestone payments to the Sellers based on the achievement of certain clinical, regulatory and net sales-based milestones, as well as to make certain contingent earnout payments to the Sellers. Such milestone payments will be made to the Sellers up to an aggregate amount of $90 million. Fresh Cut is also entitled to certain royalty payments depending on net sales, on a country by country and product by product basis, for a maximum of fifteen years after the first commercial sale of a product containing CBD included in the Purchased Assets. Under the terms of the Transaction, the Company has also agreed to make certain milestone payments to Benuvia Manufacturing Inc. (“Benuvia Manufacturing”) upon achievement of milestones relating to the scale-up of commercial manufacturing by it.  In addition, the terms of the Transaction provide for a manufacturing technology transfer by Benuvia Manufacturing, at the Company’s option, to one or more additional suppliers. The Company and the Sellers have each made customary representations, warranties and covenants in the APA. The APA also includes customary indemnification provisions.

The foregoing summary of the APA does not purport to be complete and is qualified in its entirety by reference to the full text of the APA, a copy of which the Company anticipates filing as an exhibit to the Company’s Annual Report on Form 10-K for the period ending December 31, 2020.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure regarding the APA contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 7.01	Regulation FD Disclosure.

On January 6, 2021, the Company issued a press release announcing the completion of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information (including Exhibit 99.1) being furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Radius Health, Inc. Press Release dated January 6, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS HEALTH, INC.

Date: January 6, 2021	By:	/s/ G. Kelly Martin
	Name:	G. Kelly Martin
	Title:	Chief Executive Officer

3